Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

November 5, 2025

Figure Technology Solutions, Inc.

100 West Liberty Street, Suite 600

Reno, NV 89501

To the addressee set forth above:

We have acted as local Nevada counsel to Figure Technology Solutions, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for reoffer and resale, from time to time, by the selling stockholders listed in the Prospectus (collectively, the “Selling Stockholders”), of up to 7,356,705 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issuable to the Selling Stockholders upon the exercise of certain stock options and the vesting and settlement of restricted stock units (collectively, the “Equity Awards”, and any agreements relating to or required for the issuance thereof or for the issuance of shares of Class A Common Stock thereunder, the “Award Agreements”), as applicable, granted pursuant to the Figure Technology Solutions, Inc. 2018 Equity Incentive Plan (as amended, the “2018 Plan”) or the Figure Technology Solutions, Inc. 2024 Equity Incentive Plan (as amended, the “2024 Plan”, and together with the 2018 Plan, the “Plans”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and registration of the Shares as contemplated by the Plans (including the Equity Awards granted and Award Agreements entered into thereunder) and as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner contemplated by the Plans and the Award Agreements and as presently proposed by the Registration Statement and the Prospectus.

For the purpose of issuing this opinion letter, (a) we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Plans, (ii) the forms of the Award Agreements, (iii) the Registration Statement and the Prospectus, (iv) the articles of incorporation and bylaws of the Company, each as amended to date, and (v) such agreements, instruments, corporate records (including resolutions of the board of directors of the Company and committees thereof and of the stockholders of the Company) and other documents, or forms thereof, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and (b) we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

www.bhfs.com

Figure Technology Solutions, Inc.

November 5, 2025

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that: (i) the statements of fact and all representations and warranties set forth in the documents (or forms thereof) we have reviewed are and will be true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) each natural person executing a document at all relevant times had or will have sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) the Award Agreements are or will be executed and delivered in the forms attached to the Plans, and the obligations of each party set forth therein are or will be such party’s valid and binding obligations, enforceable against such party in accordance with their respective terms; (vi) the issuance of the Shares will not violate or contravene any agreement, document or other instrument to which any Selling Stockholder is a party or any applicable federal or state securities laws, rules and regulations; and (vii) after any issuance of Shares, the total number of issued and outstanding shares of Class A Common Stock, together with the total number of shares of Class A Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any plans, agreements or arrangements, or otherwise, including pursuant to the Plans, will not exceed the total number of shares of Class A Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, if, when and to the extent issued in accordance with all applicable terms and conditions set forth in the relevant Plan and Award Agreement(s) and in exchange for the consideration required thereunder, and as described in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after the date hereof. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP